As filed with the Securities and Exchange Commission on October 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-3848122
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 Carlson Parkway, Suite 990

Minnetonka, Minnesota 55305

(952) 476-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Erik J. Romslo

General Counsel and Secretary

601 Carlson Parkway, Suite 990

Minnetonka, Minnesota 55305

(952) 476-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Morgan Burns

Joshua L. Colburn

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☑
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	100,841,835	$3.540(2)	$356,980,096(2)	$43,267

(1)

Represents (i) 77,230,539 shares of Common Stock issued and outstanding and (ii) 23,611,296 additional shares of Common Stock that may be issued to the Selling Stockholders pursuant to Purchase and Sale Agreements with the registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Common Stock of the registrant offered hereby shall be deemed to cover additional securities to be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our Common Stock on the NYSE American on October 18, 2018. The proposed maximum offering price per share of Common Stock will be determined from time to time by the Selling Stockholders named herein, or such additional Selling Stockholders as may be named in one or more prospectus supplements, in connection with, and at the time of, the sale by such Selling Stockholders of the shares of Common Stock registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 23, 2018

PROSPECTUS

Northern Oil and Gas, Inc.

100,841,835 Shares of Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to 100,841,835 shares of our common stock, par value $0.001 per share (“Common Stock”) by the selling stockholders named in this prospectus or as may be named in supplements to this prospectus (the “Selling Stockholders”). See “Selling Stockholders.” We are registering these shares of our Common Stock to provide the Selling Stockholders with freely tradable securities. The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of our Common Stock will be sold by the Selling Stockholders, and we cannot predict when or in what amounts the Selling Stockholders may sell any of the shares offered by this prospectus. The prices at which the Selling Stockholders may sell the shares will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligations with the Selling Stockholders.

We are not selling any shares of our Common Stock under this prospectus, and we will not receive any proceeds from any sale or other disposition by the Selling Stockholders of the shares of our Common Stock covered by this prospectus. We have, however, agreed to pay certain fees and expenses incident to our contractual obligations to register these shares of our Common Stock.

The Selling Stockholders may sell the shares of Common Stock from time to time in market transactions on the NYSE American or any other market where the securities may be traded, in privately negotiated transactions, through one or more underwriters, broker-dealers or agents, or with a combination of these or any other legally available methods, and at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution.”

Our Common Stock is listed on the NYSE American under the symbol “NOG.” On October 18, 2018, the closing sale price of our Common Stock was $3.54 per share.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 6 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

Neither we nor any Selling Stockholder has authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the applicable supplement to this prospectus or any associated “free writing prospectus.” In this prospectus, any reference to an applicable prospectus supplement may refer to a “free writing prospectus,” unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

EXPLANATORY NOTE

On July 17, 2018, we entered into two Purchase and Sale Agreements (the “Pivotal Purchase Agreements”) with affiliates of Pivotal Petroleum Partners LP and Pivotal Petroleum Partners II LP, namely Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP (together “Pivotal”), pursuant to which we agreed to acquire certain oil and gas properties and interests. In closings under their respective Pivotal Purchase Agreements on September 17, 2018, Pivotal Williston Basin, LP received 5,930,100 shares of Common Stock and Pivotal Williston Basin II, LP received 19,823,478 shares of Common Stock. The Pivotal Purchase Agreements provide for a limited lock-up on the shares issued at closing over a 13-month post-closing period, and also provide for potential additional consideration to be paid by the Company during the 13-month post-closing period if its Common Stock trades below certain price targets. Any such additional consideration may be paid, at the Company’s election, in either cash or additional shares of Common Stock.

In accordance with the Pivotal Purchase Agreements, we entered into a Registration Rights Agreement with both of the Pivotal entities, dated September 17, 2018 (the “Pivotal Registration Rights Agreement”), which obligates the Company to prepare and file a registration statement covering the resale of the shares of Common Stock issued and issuable under the Pivotal Purchase Agreements and to seek and maintain effectiveness of the same. The Company has agreed, among other things, to indemnify Pivotal under the registration statement with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Pivotal Registration Rights Agreement. Both the shares of Common Stock held by Pivotal and the shares of Common Stock that may in the future be issued to Pivotal under the Pivotal Purchase Agreements are being registered under this registration statement pursuant to the terms of the Pivotal Registration Rights Agreements.

On July 27, 2018, we entered into a Purchase and Sale Agreement, as amended by the First Amendment, dated September 25, 2018 (the “WR Purchase Agreement”) with WR Operating LLC (“WR Operating”), pursuant to which we agreed to acquire certain oil and gas properties and interests. In a closing under the WR Purchase Agreement on October 1, 2018, WR Operating received 51,476,961 shares of Common Stock. The WR Purchase Agreement provides for a limited lock-up on the shares issued at closing over a 13-month post-closing period, and also provides for potential additional consideration to be paid by the Company during the 13-month post-closing period if its Common Stock trades below certain price targets. Any such additional consideration may be paid, at the Company’s election, in either cash or, subject to certain limitations, additional shares of Common Stock.

In accordance with the WR Purchase Agreement, we entered into a Registration Rights Agreement with WR Operating, dated October 1, 2018 (the “WR Registration Rights Agreement”), which obligates the Company to prepare and file a registration statement covering the resale of the shares of Common Stock issued and issuable under the WR Purchase Agreement and to seek and maintain effectiveness of the same. The Company has agreed, among other things, to indemnify WR Operating under the registration statement with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the WR Registration Rights Agreement. Both the shares of Common Stock held by WR Operating and the shares of Common Stock that may in the future be issued to WR Operating under the WR Purchase Agreement are being registered under this registration statement pursuant to the terms of the WR Registration Rights Agreement. Pursuant to an assignment agreement between WR Operating and certain of its affiliates, including W Energy Partners LLC (“W Energy”), WR Operating transferred all consideration received under the WR Purchase Agreement and assigned, transferred and conveyed all rights and obligations of WR Operating under the WR Purchase Agreement and WR Registration Rights Agreement to W Energy.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the Selling Stockholders named in this prospectus or in one or more supplements to this prospectus may sell, from time to time, up to 100,841,835 shares of our Common Stock.

This prospectus provides you with a general description of the securities the Selling Stockholders may offer. For a more complete understanding of the offering of the securities, you should refer to the registration statement of which this prospectus forms a part, including its exhibits. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information under the heading “Where You Can Find More Information” and “Information Incorporated By Reference.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We and the Selling Stockholders have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We and the Selling Stockholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When we refer to “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Northern Oil and Gas, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” to register the securities offered by this prospectus and any accompanying prospectus supplement. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus and any accompanying prospectus supplement are part of that registration statement. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities that are being offered pursuant to this prospectus and any accompanying prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as exhibits to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and website referred to above.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 27, 2018;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 7, 2018 and August 9, 2018, respectively;

•

Current Reports on Form 8-K filed with the SEC on each of February 1, 2018, March 19, 2018, March 19, 2018, March 21, 2018, April 4, 2018, April 10, 2018, May 8, 2018, May 15, 2018, May 18, 2018, May 31, 2018, June 4, 2018, June 7, 2018, June 13, 2018, June 20, 2018, June 26, 2018, July 6, 2018, July 9, 2018, July 20, 2018, July 31, 2018, August 7, 2018, August 9, 2018, August 27, 2018, September 18, 2018, as amended October 23, 2018 (including exhibit 99.6 thereto), September 21, 2018, September 25, 2018, October 1, 2018, as amended October 23, 2018 (including exhibit 99.4 thereto) and October 9, 2018;

•

The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 19, 2008, as amended by Amendment No. 1 on Form 8-A/A filed with the SEC on June 22, 2018, and including any subsequent amendments or reports filed with the SEC for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Nicholas O’Grady

Chief Financial Officer

Northern Oil and Gas, Inc.

601 Carlson Parkway, Suite 990

Minnetonka, Minnesota 55305

(952) 476-9800

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our company and to take advantage of the “safe harbor” protection for forward-looking statements afforded by applicable federal securities laws.

All statements other than statements of historical facts included or incorporated by reference in this prospectus regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this prospectus, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on our properties, our ability to acquire additional development opportunities, changes in our reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products and prices.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results achieved may differ materially from expected results described in these statements. You should consider carefully the statements in this prospectus under the heading “Risk Factors” and the section entitled “Item 1A. Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended April 27, 2018, as updated by subsequent reports we file with the SEC, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

THE COMPANY

We are an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties, primarily in the Bakken and Three Forks formations within the Williston Basin in North Dakota and Montana. We believe the location, size and concentration of our acreage position in one of North America’s leading unconventional oil-resource plays will provide drilling and development opportunities that result in significant long-term value. Our primary focus is oil exploration and production through non-operated working interests in wells drilled and completed in spacing units that include our acreage. As a non-operator, we are able to diversify our investment exposure by participating in a large number of gross wells, as well as entering into more project areas by partnering with numerous experienced operating partners. In addition, because we can elect to participate on a well-by-well basis, we believe we have increased flexibility in the timing and amount of our capital expenditures because we are not burdened with various contractual development agreements or a large operating support staff. Further, we are able to avoid exploratory costs incurred by many oil and gas producers.

We were initially incorporated in Minnesota in 2010 as the successor to a business formed in 2007, and we converted from a Minnesota corporation to a Delaware corporation in May 2018. Our executive offices are located at 601 Carlson Parkway, Suite 990, Minnetonka, MN 55305, and our telephone number is 952-476-9800. We maintain an internet website at www.northernoil.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties under the section entitled “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended April 27, 2018, which is incorporated herein by reference, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described or incorporated by reference in any prospectus supplement or free writing prospectus we may authorize. Our business, financial condition or results of operations could be materially and adversely affected by any of those risks. In such case, the trading price of our securities could decline and investors could lose all or part of their investment. See the section entitled “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

The Selling Stockholders named in this prospectus may, from time to time, sell or otherwise distribute the shares of our Common Stock offered by this prospectus. As a result, we will receive no proceeds from any such sale or other distribution, and all such proceeds will be for the account of the Selling Stockholder. We have, however, agreed to pay certain fees and expenses incident to our contractual obligations to register these shares of our Common Stock. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders of up to 100,841,835 shares of our Common Stock. The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the stockholders listed in the table below, and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the Selling Stockholders’ interest in shares of our Common Stock other than through a public sale, or any stockholders as may be named in one or more prospectus supplements, which will set forth the name of each of the stockholders and the number of securities beneficially owned by such stockholders that are covered by such prospectus supplement. In addition, Selling Stockholders may include stockholders who in the aggregate hold less than 1% of our outstanding Common Stock.

The following table sets forth, as of the date of this prospectus, the names and addresses of the Selling Stockholders and the maximum amount of shares of Common Stock that each Selling Stockholder may offer pursuant to this prospectus. The percentage of Common Stock owned by each Selling Stockholder, both prior to and following the offering of any shares of Common Stock pursuant to this prospectus, is based on 385,680,827 shares of Common Stock outstanding as of October 18, 2018, plus any shares of Common Stock issuable to the Selling Stockholder pursuant to their respective purchase agreement. Information with respect to beneficial ownership is based on information obtained from such Selling Stockholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of Common Stock. The percentage ownership of the outstanding Common Stock, however, is based on the assumption that only the Selling Stockholder whose ownership is being reported has received the additional shares of our Common Stock that may be issued under their respective purchase agreements.

	Before the Offering				After the Offering
Name and Address of Beneficial Owner	Number of Shares		Percentage of Outstanding Shares	Number of Shares Being Offered	Number of Shares Retained	Percentage of Outstanding Shares
Pivotal Williston Basin, LP(1)	9,624,999	(2)	2.50%	9,624,999	—	—
Pivotal Williston Basin II, LP(3)	32,175,000	(4)	8.34%	32,175,000	—	—
W Energy Partners LLC(5)	59,041,836	(6)	15.31%	59,041,836	—	—

(1)

The stockholder’s address is c/o Tailwater Capital LLC, 2021 McKinney Ave., Suite 1250, Dallas, Texas 75201. Tailwater Capital LLC (“Tailwater”) directly owns 100% of the equity interests in TW GP E&P Fund GP, LLC (“TW E&P Fund GP of GP”). TW E&P Fund GP of GP is the sole general partner of TW GP E&P Fund, LP (“TW E&P Fund GP”). TW E&P Fund GP is the sole general partner of Tailwater E&P Opportunity Fund LP (“TW E&P Fund”). TW E&P Fund directly owns 100% of the equity interests in TW PPP GP, LLC (“TW PPP GP”). TW PPP GP is the sole general partner of Pivotal Petroleum Partners LP (“Pivotal”). Pivotal directly owns 100% of the equity interests in Pivotal Williston GP, LLC (“Pivotal Williston GP”). Pivotal Williston GP is the sole general partner of Pivotal Williston. Jason H. Downie (“Downie”) and Edward Herring (“Herring”) are the managing members of Tailwater. Therefore, Pivotal Williston Basin, LP (“Pivotal Williston I”), Pivotal Williston GP, Pivotal, TW PPP GP, TW E&P Fund, TW E&P Fund GP, TW E&P Fund GP of GP, Tailwater, Downie and Herring may be deemed to share the right to direct the disposition of and may be deemed to share the power to vote or to direct the vote of the shares of our Common Stock held of record by Pivotal Williston I.

(2)	Includes 3,694,899 shares that may be issued pursuant to the respective Pivotal Purchase Agreement between the Company and the stockholder.
(3)

The stockholder’s address is c/o Tailwater Capital LLC, 2021 McKinney Ave., Suite 1250, Dallas, Texas 75201. Tailwater directly owns 100% of the equity interests in TW GP E&P Fund II GP, LLC (“TW E&P Fund II GP of GP”). TW E&P Fund II GP of GP is the sole general partner of TW GP E&P Fund II, LP (“TW E&P Fund II GP”). TW E&P Fund II GP is the sole general partner of Tailwater E&P Opportunity Fund II LP (“TW E&P Fund II”). TW E&P Fund II directly owns 100% of the equity interests in TW PPP GP II, LLC (“TW PPP GP II”). TW PPP GP II is the sole general partner of Pivotal Petroleum Partners II LP (“Pivotal II”). Pivotal II directly owns 100% of the equity interests in Pivotal Williston GP II, LLC (“Pivotal Williston GP II”). Pivotal Williston GP II is the sole general partner of Pivotal Williston Basin II, LP (“Pivotal Williston II”). Downie and Herring are the managing members of Tailwater. Therefore, Pivotal Williston II, Pivotal Williston GP II, Pivotal II, TW PPP GP II, TW E&P Fund II, TW E&P Fund II GP, TW E&P Fund II GP of GP, Tailwater, Downie and Herring may be deemed to share the right to direct the disposition of and may be deemed to share the power to vote or to direct the vote of the shares of our Common Stock held of record by Pivotal Williston II.

(4)	Includes 12,351,522 shares that may be issued pursuant to the respective Pivotal Purchase Agreement between the Company and the stockholder.
(5)

Crestview Partners III GP, L.P. (“Crestview GP”) is the beneficial owner of 95.6% of W Energy. Such ownership is directly held by Crestview W2 Holdings, L.P. (“Crestview Holdings”). Crestview GP, as the general partner of private investment funds that are members of Crestview Holdings, may be deemed to beneficially own the shares owned directly by Crestview Holdings. Decisions by Crestview GP to vote or dispose of such shares require the approval of a majority of the nine members of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Jeffrey A. Marcus, Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any units. Each of the foregoing individuals disclaims beneficial ownership of all such units. The address of each of the foregoing is c/o Crestview Partners, 590 Madison Avenue, 36th Floor, New York, New York 10022.

(6)	Includes 7,564,875 shares that may be issued pursuant to the WR Purchase Agreement.

Information about other Selling Stockholders, including their identities, Common Stock to be registered on their behalf and the amounts to be sold by them, may be set forth in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our capital stock. Our capital stock may be offered directly or in connection with the conversion, exchange or exercise of other securities. We have filed our certificate of incorporation and our bylaws as exhibits to the registration statement of which this prospectus is a part. You should read our certificate of incorporation and bylaws for additional information before you buy any capital stock or any securities which may be exercised or exchangeable for or converted into capital stock.

General

The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are incorporated by reference in the registration statement of which this prospectus forms a part, and by the provisions of the Delaware General Corporation Law, or the DGCL.

Under our restated certificate of incorporation, we are authorized to issue up to 675,000,000 shares of Common Stock, par value $.001 per share, and up to 5,000,000 shares of preferred stock, par value $.001 per share. Our Common Stock is listed on NYSE American under the symbol “NOG.”

Common Stock

Shares Outstanding

As of October 18, 2018, 385,680,827 shares of Common Stock were outstanding. All of the outstanding shares of Common Stock are validly issued, fully paid, and non-assessable.

Voting Rights

Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted on by our shareholders. Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of our shareholders are decided by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders. Directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, and our shareholders are not entitled to cumulate their votes for the election of directors.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Rights Upon Liquidation

Holders of our Common Stock are entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of our company legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of our company, after payment or provision for payment of our company’s debts and subject to the rights of the holders of shares of any series of preferred stock upon such dissolution, liquidation or winding up, the holders of the shares of our Common Stock will be entitled to the remaining net assets of our company to be distributed equally on a per share basis.

Redemption, Preemptive or Conversion Rights

Our Common Stock is not redeemable, does not have subscription or conversion rights and does not entitle holders of our Common Stock to any preemptive rights to subscribe for any shares of any class or series of our capital stock, or for any obligations convertible into shares of any class or series of our capital stock, whether now or hereafter authorized.

Preferred Stock

As of October 18, 2018, no shares of our preferred stock are outstanding. Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series. If we offer preferred stock, the applicable prospectus supplement will describe the terms, including the following if applicable:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Accordingly, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of Common Stockholders might believe to be in their best interests or in which Common Stockholders might receive a premium for their Common Stock over the market price of Common Stock.

Depositary Shares

We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Anti-Takeover Provisions

Advance Notice Requirements for Director Nominations and Stockholder Proposals

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days prior to the first anniversary of the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.

These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders and may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their Common Stock.

Issuance of Preferred Stock

Our board of directors can at any time, under our certificate of incorporation, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Anti-Takeover Provisions of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 shareholders is not permitted to engage in a business combination with any interested shareholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested shareholder, unless (a) before the person became an interested shareholder, the board of directors approved either the transaction resulting in a person becoming an interested shareholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested shareholder, the business combination is approved by the board of directors and at an annual or special meeting of shareholders by the affirmative vote of at least 66 2⁄3% of the corporation’s outstanding voting stock which is not owned by the interested shareholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested shareholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested shareholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Limitation on Directors’ Liability

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company.

PLAN OF DISTRIBUTION

We are registering for resale by the Selling Stockholders and certain transferees a total of 100,841,835 shares of Common Stock, of which 77,230,539 shares are issued and outstanding and up to 23,611,296 shares may be issued pursuant to the Pivotal Purchase Agreements and the WR Purchase Agreement. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. If the shares of Common Stock are sold through broker-dealers or agents, the Selling Stockholder will be responsible for any compensation to such broker-dealers or agents.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus.

The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders may use any one or more of the following methods when selling the shares of Common Stock offered by this prospectus:

•

through one or more broker-dealers or agents, which may involve crosses, hedging transactions or block transactions, including block trades in which the broker-dealer will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through hedging transactions with broker-dealers or agents, which may in turn engage in short sales of Common Stock in the course of hedging in positions they assume;

•	on the over-the counter markets, any national securities exchange or quotation service on which the shares of our Common Stock may be listed or quoted at the time of sale;

•	in privately negotiated transactions;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in a combination of such transactions; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may set the price or prices of their shares of Common Stock at:

•	fixed prices;

•	carrying prices determined at the time of sale;

•	market prices prevailing at the time of such sale;

•	prices related to market prices; or

•	negotiated prices.

In connection with sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and may receive commissions from the purchasers of the shares of Common Stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of Common Stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the Selling Stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of Common Stock.

The Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A Selling Stockholder may also transfer, devise or gift the shares of Common Stock by other means not covered in this prospectus in which case the transferee, devisee or donee will be the Selling Stockholder under this prospectus.

If required at the time a particular offering of the shares of Common Stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

If underwriters are used in the sale of any securities, an underwriting agreement will be executed with the underwriter at the time of sale and we will identify any underwriters or agents and describe their compensation in a prospectus supplement used to make resales of the securities to the public. In connection with the sale of the securities, the Selling Stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person.

Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will bear all expenses of the registration of the shares of Common Stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws. The Selling Stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholders, if any. We estimate these expenses of registration that are payable by us are approximately $103,267 in total. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement or the Selling Stockholder will be entitled to contribution. We will be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders for use in this prospectus, in accordance with the registration rights agreement or will be entitled to contribution. Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of Common Stock and certain other matters will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota. Certain legal matters will passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference from Northern Oil and Gas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, amended by Amendment No. 1 on Form 10-K/A, in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of W Energy Partners LLC for the year ended December 31, 2017 and the period from May 17, 2016 (inception) through December 31, 2016, included in Northern Oil and Gas, Inc.’s Current Report on Form 8-K dated October 23, 2018 have been so incorporated in reliance on the reports of Whitley Penn LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The audited statement of revenues and direct operating expenses of Pivotal for the year ended December 31, 2017, included in Northern Oil and Gas, Inc.’s Current Report on Form 8-K/A dated October 23, 2018 have been so incorporated in reliance on the reports of Weaver and Tidwell, L.L.P., independent public accountants, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of our oil and gas reserves used herein were based in part upon reports prepared by Ryder Scott Company, L.P., independent consulting petroleum engineers. These estimates are included herein in reliance on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuances and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

SEC Registration Fee	$43,267
Legal Fees and Expenses	30,000
Accountant’s Fees and Expenses	20,000
Miscellaneous	10,000

Total	$103,267

Item 15.	Indemnification of Directors and Officers

Under our Certificate of Incorporation, as amended, and restated by-laws (and in accordance with Section 145 of the Delaware General Corporate Law), we will indemnify to the fullest extent permitted by the Delaware General Corporate Law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or other proceedings, by reason of the fact that the person is or was a director, officer or employee of the Company, or is or was serving in that capacity or as an agent at the request of the Company for another entity.

Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors.

All of our directors and officers are covered by an insurance policy that we maintain against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

2.1	Purchase and Sale Agreement with Pivotal Williston Basin, LP, dated July 17, 2018 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on July 20, 2018 (file no. 001-33999))

2.2	Purchase and Sale Agreement with Pivotal Williston Basin II, LP, dated July 17, 2018 (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed with the SEC on July 20, 2018 (file no. 001-33999))

2.3	Purchase and Sale Agreement with WR Operating LLC, dated July 27, 2018 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on July 31, 2018 (file no. 001-33999))

4.1	Restated Certificate of Incorporation of Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 23, 2018 (file no. 001-33999))

4.2	Bylaws of Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on May 15, 2018 (file no. 001-33999))

5.1	Opinion of Faegre Baker Daniels LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Weaver and Tidwell, L.L.P.

23.3	Consent of Whitley Penn LLP

23.4	Consent of Ryder Scott Company, L.P.

23.5	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)

24.1	Powers of Attorney

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made; a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, Form SF-3, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on October 23, 2018.

Northern Oil and Gas, Inc.

By:	/s/ Brandon Elliott
Brandon Elliott,
Chief Executive Officer, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on October 23, 2018.

Signature	Title

/s/ Brandon Elliott Brandon Elliott	Chief Executive Officer (principal executive officer)

/s/ Nicholas O’Grady Nicholas O’Grady	Chief Financial Officer (principal financial officer)

/s/ Chad Allen Chad Allen	Chief Accounting Officer (principal accounting officer)

* Bahram Akradi	Director

* Lisa Bromiley	Director

* Roy Easley	Director

* Michael Frantz	Director

* Robert Grabb	Director

* Jack King	Director

* Joseph Lenz	Director

* Michael Popejoy	Director

*

Brandon Elliott, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Brandon Elliott
Brandon Elliott
Attorney-in-Fact